Exhibit 4.7

AMENDMENT TO SUBSCRIPTION AGREEMENTS AND NOTES

This Amendment To Subscription Agreement and Notes (this “Amendment”) is entered into by and among NuvOx Therapeutics, Inc., a Delaware corporation (the “Company”), NuvOx Pharma, LLC (the “LLC”), an Arizona corporation and a wholly-owned subsidiary of the Company, and the purchaser parties hereto, effective as of June 25, 2026. Reference is made to (i) that certain Amended & Restated 2021 Senior Convertible Promissory Note Subscription Agreement, as amended to date (the “2021 Subscription Agreement”), by and among the Company as a Corporate Successor of the LLC, the LLC, and the purchasers party thereto (the “2021 Purchasers”); (ii) that certain 2023 Senior Convertible Promissory Note Subscription Agreement, as amended to date (the “2023 Subscription Agreement”) between the Company and the purchasers party thereto (the “2023 Purchasers”); (iii) that certain 2024 Senior Convertible Promissory Note Subscription Agreement, as amended to date (the “2024 Subscription Agreement”) between the Company and the purchasers party thereto (the “2024 Purchasers”); and (iv) that certain 2025 Senior Convertible Promissory Note Subscription Agreement, as amended to date (the “2025 Subscription Agreement”) between the Company and the purchasers party thereto (the “2025 Purchasers”). The 2021 Subscription Agreement, 2023 Subscription Agreement, 2024 Subscription Agreement and 2025 Subscription Agreement are hereinafter collectively referred to as the “Subscription Agreements.” The 2021 Purchasers, 2023 Purchasers, 2024 Purchasers and 2025 Purchasers are herein collectively referred to as the “Purchasers.”

Terms used herein without definition shall have the meaning assigned such terms in the respective Subscription Agreements.

WHEREAS, the Company, the LLC and the undersigned Purchasers, desire to amend the respective Subscription Agreements and the respective Notes issued thereunder to (i) amend the definition of Qualified Financing and conversion provisions (ii) extend the Offering End Date in the 2024 Subscription Agreements to May 31, 2026, and (iii) extend the Offering End Date in the 2025 Subscription Agreements to April 30, 2027, in each case as more particularly set forth in this Amendment.

WHEREAS, the 2021 Purchasers signing this Amendment represent the holders of a 2021 Requisite Interest, the 2023 Purchasers signing this Amendment represent the holders of a 2023 Requisite Interest, the 2024 Purchasers signing this Amendment represent the holders of a 2024 Requisite Interest, and the 2025 Purchasers signing this Amendment represent the holders of a 2025 Requisite Interest.

NOW, THEREFORE, the undersigned holders representing a 2021 Requisite Interest, a 2023 Requisite Interest, a 2024 Requisite Interest and a 2025 Requisite Interest, on behalf of the holders of the Notes issued under the respective Subscription Agreements, hereby consent to and approve the amendment of the respective Subscription Agreements, as applicable, and the respective Notes, as applicable, issued thereunder to amend the following provisions:

1. The following definition of “Applicable Valuation Cap” is added to the 2021 LLC Notes and the 2023 Notes: “Applicable Valuation Cap” means $25,000,000.

2. Section 2.5.2 of each of the 2021 Subscription Agreement and the 2023 Subscription Agreement is hereby amended and restated as follows:

Subsection 2.5.2. Qualified Financing; Conversion Premium. If, at any time while this Note is outstanding, Company conducts a Qualified Financing, the principal and unpaid accrued interest of the Note then outstanding (for each Note, the “Note Obligations”) shall automatically convert into a number of Financing Securities at the closing of the Qualified Financing, equal to the lesser of (e.g., whichever of (a) or (b) results in conversion into a greater number of Financing Securities): (a) the quotient obtained by dividing: (i) 1.25 times the Note Obligations; by (ii) the per-share price of the Financing Securities at which the Note Obligations will be converted in the Qualified Financing; and (b) the per-share price equal to the Applicable Valuation Cap divided by the number of outstanding shares of Common Stock immediately before the Qualified Financing determined on a Fully Diluted Basis (the resulting lesser amount, the “Conversion Price”).

3. The definition of “Fully Diluted Basis” in the 2021 Subscription Agreements is hereby amended and restated as follows:

“Fully Diluted Basis” means, when computing the number of outstanding shares of Company’s Common Stock: making the computation with the assumption that all Company’s outstanding (outstanding on the date of computation) options (including options issued or authorized, including under the Plan, as defined below), warrants (except as set forth below), and all shares of convertible Preferred Stock (except as set forth below), were exercised or converted in accordance with their terms, and including within that computation all shares of Common Stock reserved for issuance under the Plan but not then issued under it; but (ii) excluding from that computation (a) shares of Preferred Stock issued upon conversion of the Notes in this Note Offering or convertible notes issued in subsequent note offerings prior to a Qualified Financing, if any, (b) shares of Common Stock or Preferred Stock, as applicable, issued or issuable upon exercise of warrants issued in subsequent note offerings prior to a Qualified Financing, (c) the Financing Securities (and shares of Common Stock or Preferred Stock, as applicable, issuable upon conversion thereof) issuable to the holders of the Notes issued in this Note Offering in connection with a Qualified Financing, (d) the Financing Securities (and shares of Common Stock or Preferred Stock, as applicable, issuable upon conversion thereof) issuable to the holders of any convertible promissory notes sold and issued by the Company concurrently with this Note Offering or thereafter in connection with a Qualified Financing, (e) any securities issued (including securities issuable upon conversion or exercise thereof) in a financing subsequent to this Note Offering that does not result in the automatic conversion of the Notes in this Note Offering, and (f) any increases in the number of shares of Common Stock reserved and available for grant under the Plan (or any successor thereto) in connection with a Qualified Financing.

4. The definition of “Fully Diluted Basis” in the 2023 Subscription Agreement is hereby amended and restated as follows:

“Fully Diluted Basis” means, when computing the number of outstanding shares of Company’s Common Stock: making the computation with the assumption that all Company’s outstanding (as of the date of computation) options (including options issued or authorized, including under the Plan, as defined below), warrants (except as set forth below), and all shares of convertible Preferred Stock (except as set forth below), were exercised or converted in accordance with their terms, and including within that computation all shares of Common Stock reserved for issuance under the Plan but not then issued under it; but (ii) excluding from that computation (a) shares of Preferred Stock issued upon conversion of the 2021 LLC Notes, the Notes in this Note Offering and convertible notes issued in subsequent note offerings prior to a Qualified Financing, if any, (b) shares of Common Stock or Preferred Stock, as applicable, issued or issuable upon exercise of warrants issued in subsequent note offerings prior to a Qualified Financing, (c) the Financing Securities (and shares of Common Stock or Preferred Stock, as applicable, issuable upon conversion thereof) issuable to the holders of 2021 LLC Notes and the Notes issued in this Note Offering in a Qualified Financing, (d) the Financing Securities (and shares of Common Stock or Preferred Stock, as applicable, issuable upon conversion thereof) issuable to the holders of any convertible promissory notes sold and issued by the Company concurrently with this Note Offering or thereafter in connection with a Qualified Financing, (e) any securities issued (including securities issuable upon conversion or exercise thereof) in a financing subsequent to this Note Offering that does not result in the automatic conversion of the Notes in this Note Offering, and (f) any increases in the number of shares of Common Stock reserved and available for grant under the Plan (or any successor thereto) in connection with a Qualified Financing.

5. The definition of “Fully Diluted Basis” in the 2024 Subscription Agreement is hereby amended and restated as follows:

“Fully Diluted Basis” means, when computing the number of outstanding shares of Company’s Common Stock: making the computation with the assumption that all Company’s outstanding (as of the date of computation) options (including options issued or authorized, including under the Plan, as defined below), warrants (except as set forth below), 2021 LLC Notes, 2023 Notes (including all shares of Preferred Stock issued upon conversion of the 2021 LLC Notes and 2023 Notes prior to a Qualified Financing, if any), and all shares of convertible Preferred Stock (except as set forth below), were exercised or converted in accordance with their terms, and including within that computation all shares of Common Stock reserved for issuance under the Plan but not then issued under it; but (ii) excluding from that computation (a) shares of Preferred Stock issued upon conversion of the Notes in this Note Offering and convertible notes issued in subsequent note offerings prior to a Qualified Financing, if any, (b) shares of Common Stock or Preferred Stock, as applicable, issued or issuable upon exercise of warrants issued in subsequent note offerings prior to a Qualified Financing, (c) the Financing Securities (and shares of Common Stock or Preferred Stock, as applicable, issuable upon conversion thereof) issuable to the holders of the Notes issued in this Note Offering in a Qualified Financing, (d) the Financing Securities (and shares of Common Stock or Preferred Stock, as applicable, issuable upon conversion thereof) issuable to the holders of any convertible promissory notes sold and issued by the Company concurrently with this Note Offering or thereafter in connection with a Qualified Financing, (e) any securities issued (including securities issuable upon conversion or exercise thereof) in a financing subsequent to this Note Offering that does not result in the automatic conversion of the Notes in this Note Offering, and (f) any increases in the number of shares of Common Stock reserved and available for grant under the Plan (or any successor thereto) in connection with a Qualified Financing.

6. The definition of “Fully Diluted Basis” in the 2025 Subscription Agreement and 2025 Note is hereby amended and restated as follows:

“Fully Diluted Basis” means, when computing the number of outstanding shares of Company’s Common Stock: making the computation with the assumption that all Company’s outstanding (as of the date of computation) options (including options issued or authorized, including under the Plan, as defined below), warrants (except as set forth below), 2021 LLC Notes, 2023 Notes, 2024 Notes (including all shares of Preferred Stock issued upon conversion of the 2021 LLC Notes, 2023 Notes and 2024 Notes prior to a Qualified Financing) and all shares of convertible Preferred Stock (except as set forth below), were exercised or converted in accordance with their terms, and including within that computation all shares of Common Stock reserved for issuance under the Plan but not then issued under it; but (ii) excluding from that computation (a) shares of Preferred Stock issued upon conversion of the Notes in this Note Offering and convertible notes issued in subsequent note offerings prior to a Qualified Financing, if any, (b) shares of Common Stock or Preferred Stock, as applicable, issued or issuable upon exercise of warrants issued in subsequent note offerings prior to a Qualified Financing, (c) the Financing Securities (and shares of Common Stock or Preferred Stock, as applicable, issuable upon conversion thereof) issuable to the holders of the Notes issued in this Note Offering in a Qualified Financing, (d) the shares of Common Stock or Preferred Stock, as applicable, issuable to the holders of Warrants issued in this Note Offering upon exercise of such Warrants; (e) the Financing Securities (and shares of Common Stock or Preferred Stock, as applicable, issuable upon conversion thereof) issuable to the holders of any convertible promissory notes (other than 2024 Notes) sold and issued by the Company concurrently with this Note Offering or thereafter in connection with a Qualified Financing, (f) any securities issued (including securities issuable upon conversion or exercise thereof) in a financing subsequent to this Note Offering that does not result in the automatic conversion of the Notes in this Note Offering, and (g) any increases in the number of shares of Common Stock reserved and available for grant under the Plan (or any successor thereto) in connection with a Qualified Financing.

7. The definition of “Financing Securities” in each of the Subscription Agreements and the 2021 LLC Notes, 2023 Notes, 2024 Notes and 2025 Notes is hereby amended and restated as follows:

“Financing Securities” means: (i) shares of Company’s designated series of preferred stock, par value $0.001 per share (the “Preferred Stock”), sold in a Qualified Financing or issued or issuable to holders of the Company’s outstanding convertible promissory notes upon a conversion of such notes that is triggered by a Qualified Financing, as applicable, or (ii) shares of Company’s common stock, par value $0.001 per share (the “Common Stock”), sold in a Qualified Financing or issued or issuable to holders of the Company’s outstanding convertible promissory notes upon a conversion of such notes that is triggered by a Qualified Financing, as applicable. The Financing Securities, if Preferred Stock, with respect to liquidation preference, dividends, conversion rights, consent rights, registration rights, information rights, preemptive rights and rights of first refusal and co-sale, must include rights similar to those granted to the purchasers in the templates for Series A Preferred Stock financing documents published by the National Venture Capital Association.

8. The definition of “Offering End Date” in the 2024 Subscription Agreement is hereby amended to be May 31, 2026.

9. The definition of “Offering End Date” in the 2025 Subscription Agreement is hereby amended to be April 30, 2027.

10. The provisions of this Amendment are severable and if any part of it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

11. Except as specifically modified hereby, all other terms of the respective Subscription Agreements and Notes shall remain in full force and effect. The Subscription Agreements and Notes, as amended by this Amendment, constitute the entire agreement between the parties with respect to the subject matter thereof.

12. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first below written.

NUVOX THERAPEUTICS, INC.:

By:
Name:
Title:
Date:

NUVOX PHARMA LLC:

By:
Name:
Title:
Date:

[SIGNATURE PAGE TO AMENDMENT TO SUBSCRIPTION AGREEMENTS AND NOTES]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first below written.

PURCHASER:

By:
Name:
Title:
Date:

[  ] 2021 Requisite Holder

[  ] 2023 Requisite Holder

[  ] 2024 Requisite Holder

[  ] 2025 Requisite Holder